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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2002

                           FRIEDE GOLDMAN HALTER, INC.
                            (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)

            Mississippi                   0-22595                72-1362492
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          13085 Industrial Seaway Road
                           Gulfport, Mississippi 39503
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (228) 896-0029
                         (Registrant's telephone number,
                              including area code)

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Item 2.   Disposition of Assets

      On October 23, 2002, Friede Goldman Halter, Inc. (OTCBB: FGHLQ) completed the previously announced sale of Halter Marine to Vision Technologies Systems for approximately $65 million (USD). Proceeds will provide the funding to repay the company's primary secured creditor, Foothill Credit Corporation, approximately $64.0 million.

      Effective October 23, 2002, the company has accepted the resignation of Anil Raj, Executive Vice President and Chief Operating officer, Richard McCreary, Senior Vice President Administration/Group President Halter Marine, and John J. Siben, II., Senior Vice President and Chief Accounting Officer. These individuals have accepted employment with Vision Technologies Systems.

      Additionally, on October 22, 2002, a hearing took place on the sale of Friede Goldman Offshore, the remaining business unit of the company. The United States Bankruptcy Court has approved the bidding procedures and set the auction for November 5, 2002. The Restructuring Committee of the Board of Directors and the Unsecured Creditors' Committee are prepared to reorganize this business unit through a Plan of Reorganization if the auction does not yield the desired return.

      For additional information, reference is made to two Press Releases dated October 24, 2002, copies of which are attached as exhibits hereto.

Item 7. Financial Statements and Exhibits

        (c)

        Exhibit 99.1 Press Release of Registrant dated October 24, 2002 regarding Sale of Halter Marine Division.

        Exhibit 99.2 Press Release of Registrant dated October 24, 2002 regarding auction of Friede Goldman Offshore.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FRIEDE GOLDMAN HALTER, INC.

Date: October 28, 2002

                                                 By:  /s/ T. Jay Collins
                                                     ---------------------------
                                                     T. Jay Collins
                                                     Chief Executive Officer

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                                  EXHIBIT INDEX

         Exhibit No.          Description

         *99.1 Press Release of Registrant dated October 24, 2002 regarding Sale of Halter Marine Division.

         *99.2 Press Release of Registrant dated October 24, 2002 Regarding auction of Friede Goldman Offshore.

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* Filed herewith.

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